7500 East Columbia Street Evansville, IN 47715 www.shoecarnival.com (812) 867-6471	Contact Mark L. Lemond President and Chief Executive Officer or W. Kerry Jackson Executive Vice President, Chief Financial Officer and Treasurer
FOR IMMEDIATE RELEASE

SHOE CARNIVAL UPDATES FOURTH QUARTER 2011 SALES AND EARNINGS GUIDANCE

    Evansville, Indiana, January 5, 2012 - Shoe Carnival, Inc. (Nasdaq: SCVL) a leading retailer of value-priced footwear and accessories, today announced updated sales and earnings guidance for the 13-week fourth quarter ended January 28, 2012.  The Company does not plan to provide preliminary financial information in the future other than in unique circumstances, or in the event of a material event that requires disclosure.

    The Company expects fourth quarter net sales to be in the range of $181 to $182 million with a comparable store sales decline in the range of 3.0 to 3.5 percent.  Earnings per diluted share in the fourth quarter of fiscal 2011 are expected to be in the range of $0.20 to $0.23.  In the fourth quarter of fiscal 2010, comparable store sales increased 4.6 percent and earnings per diluted share were $0.33.

    For fiscal 2011, the Company expects net sales to be in the range of $761 to $762 million and comparable store sales to increase approximately 0.7 percent.  Earnings per diluted share for fiscal 2011 are expected to be in the range of $1.92 to $1.95.  For fiscal 2010, comparable store sales increased 8.2 percent and earnings per diluted share were $2.05.

    Speaking on the results for the quarter, Mark Lemond, president and chief executive officer said, “Our fourth quarter sales and earnings results have been significantly affected by a decline in the sale of boots, particularly women’s boots.  Our boot sales in the first two months of the fourth quarter last year increased 20 percent on a comparable basis whereas this year boot sales have declined 15 percent in our comparable stores.  We attribute this decline in large part to unseasonably warm weather.  Additionally, due to increased promotional activity focused on boot sales, we expect the gross profit margin for the fourth quarter to decline by approximately 170 basis points.”

    Mr. Lemond continued, “Our expected annual earnings will still represent the second highest in the Company’s history despite lower than anticipated fourth quarter results.  Going forward, we remain intently focused on accelerating our store growth and the potential that new stores represent for long-term growth in sales and earnings.  In fiscal 2012, we expect to open 30 stores, including investments in two major new markets – Dallas, TX and Puerto Rico.”

Conference Call

   The Company will release full fourth quarter financial results on Wednesday, March 21, 2012 after market close.  Later that day, the Company will host a conference call with management at 4:30 pm Eastern time to discuss fourth quarter results and provide first quarter fiscal 2012 sales and earnings guidance.

About Shoe Carnival

    Shoe Carnival is a chain of 328 footwear stores located in the Midwest, South and Southeast.  In addition to its retail stores, the Company also operates an internet retailing site at shoecarnival.com.  Combining value pricing with an entertaining store format, Shoe Carnival is a leading retailer of name brand and private label footwear for the entire family.  Headquartered in Evansville, IN, Shoe Carnival trades on The NASDAQ Stock Market LLC under the symbol SCVL.  Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to: general economic conditions in the areas of the United States in which our stores are located; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of hurricanes or other natural disasters on our stores, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; our ability to successfully execute our growth strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner and the availability of sufficient funds to implement our growth plans; higher than anticipated costs associated with the closing of underperforming stores; our ability to successfully implement an e-commerce business; the inability of manufacturers to deliver products in a timely manner; changes in the political and economic environments in the People’s Republic of China, Brazil, Italy and East Asia, where the primary manufacturers of footwear are located; the impact of regulatory changes in the United States and the countries where our manufacturers are located; and the continued favorable trade relations between the United States and China and the other countries which are the major manufacturers of footwear.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.  Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.  Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions.  Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.